                                  As filed with the Securities and Exchange Commission on May 27, 2003
                                                                                                       Registration No. 333-_______
============================================ ================================================= =====================================
                                                             UNITED STATES
                                                   SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, D.C. 20549

                                                                Form S-8
                                                      REGISTRATION STATEMENT UNDER
                                                       THE SECURITIES ACT OF 1933

                                                            MEDIMMUNE, INC.
                                         (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                               35 West Watkins Mill Road                             55-1555759
       (State or Other Jurisdiction                    Gaithersburg, Maryland 20878                        (I.R.S. Employer
     of Incorporation or Organization)           (Address of Principal Executive Offices)                 Identification No.)

                                                   2003 Non-Employee Directors Stock Option Plan
                                                         (Full Title of the Plan)

                                                                David M. Mott
                                                  Vice Chairman and Chief Executive Officer
                                                               MedImmune, Inc.
                                                          35 West Watkins Mill Road
                                                        Gaithersburg, Maryland 20878
                                                 (Name and Address of Agent For Service)

                                                              (301) 417-0770
                                     (Telephone Number, Including Area Code, of Agent for Service)
                                                    CALCULATION OF REGISTRATION FEE
=============================== =================== ===================== ===================== ====================
    Title of Each Class of            Amount          Proposed Maximum      Proposed Maximum
          Securities                  To Be            Offering Price      Aggregate Offering        Amount of
       To Be Registered           Registered(1)          Per Share               Price           Registration Fee
------------------------------- ------------------- --------------------- --------------------- --------------------
------------------------------- ------------------- --------------------- --------------------- --------------------
Common Stock, $.01 par
value per share                      800,000                 $33.215(2)        $26,572,000 (2)         $2,150
=============================== =================== ===================== ===================== ====================
(1)      Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2)      Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National
         Market on May 21, 2003.

The Exhibit Index to this Registration Statement may be found on Page 6.

                                                               STATEMENT
                                                               ---------

This Form S-8  Registration  Statement is being filed with the Securities and Exchange  Commission (the  "Commission") by MedImmune,
Inc., a Delaware corporation (the "Company"),  in order to register 800,000 shares of the Company's common stock, par value $.01 per share (the "Common  Stock"),  issuable upon  exercise of options  granted or to be granted  under the  Company's  2003  Non-Employee
Directors Stock Option Plan (the "Plan").

                                                                PART I

                                         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission are hereby incorporated by reference:

          a)    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

          b)    The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

          c)    The Company's Current Reports on Form 8-K filed on January 31, 2003 and April 24, 2003; and

          d)    The  description  of the  Company's  Common  Stock set forth  under the  caption  "Description  of Capital  Stock"
                in the Company's  registration  statement on Form 8-A dated April 4, 1991 pursuant to Section 12 of the Securities
                Exchange Act of 1934, as amended (the  "Exchange  Act") including all amendments or reports filed with the
                Commission for the purpose of updating such description.

All other documents  subsequently filed by the Registrant  pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the  filing  of a  post-effective  amendment  which  indicates  that all  securities  offered  hereunder  have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document  incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration  Statement to the extent that a statement  contained herein or in any other subsequently  filed document which also is or is deemed to be incorporated  by reference  herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

Subsection  (a) of Section 145 of the General  Corporation  Law of the State of Delaware  (the  "DGCL")  empowers a  corporation  to indemnify any person who was or is a party or who is threatened to be made a party to any threatened,  pending or completed  action, suit or  proceeding,  whether  civil,  criminal,  administrative  or  investigative  (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the  corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint venture, trust or other enterprise,  against expenses (including attorney's fees),  judgments,  fines and amounts paid in settlement actually and reasonably  incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Subsection  (b) of Section 145 of the DGCL empowers a corporation  to indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the  capacities  set forth  above,  against  expenses  (including attorney's fees) actually and reasonably  incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person  reasonably  believed to be in or not opposed to the best  interests of the corporation,  and except that no indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been  adjudged to be liable to the  corporation  unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon  application  that,  despite the adjudication of liability but in view of all the  circumstances of the case, such person is fairly and reasonably  entitled to indemnity for such expenses which the Court of
Chancery or such other court shall deem proper.

Section 145 further  provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action,  suit or proceeding  referred to in subsections  (a) and (b) of Section 145, or in defense of any claim,  issue or matter  therein,  such person shall be indemnified  against  expenses  (including  attorneys'  fees)
actually and reasonably incurred by such person in connection therewith;  that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification  provided for by Section
145 shall, unless otherwise provided when authorized or ratified,  continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs,  executors  and  administrators  of such a person;  and  empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director,  officer,  employee or agent of the corporation,  or is or was  serving  at the  request  of the  corporation  as a  director,  officer,  employee  or agent of  another corporation,  partnership,  joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity,  or arising out of such person's status as such,  whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

In addition,  Section  145(g) of the DGCL  provides,  in general,  that a corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation  against any liability asserted against the person in any such capacity,  or arising out of the person's status as such,  whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Section IX of the Company's  By-laws provides that the Company shall indemnify its directors and officers to the extent permitted by
Delaware law. The Company provides liability  insurance for its directors and officers which provides for coverage against loss from claims made against  directors  and officers in their  capacity as such,  including  liabilities  under  Securities  Act of 1933, as amended.

Section  102(b)(7) of the DGCL provides that a certificate  of  incorporation  may contain a provision  eliminating  or limiting the personal  liability of a director to the  corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve  intentional misconduct or a knowing  violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction  from which the director derived an improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following documents are filed as Exhibits hereto:

Exhibit
Number             Description                                           Sequentially Numbered Page No.
-------            -----------                                           ------------------------------
4.1             2003 Non-Employee Directors Stock Option Plan
                (attached as Exhibit A to the Company's
                Definitive Proxy Statement filed with the
                Commission on April 17, 2003 and incorporated by                       --
                reference herein)
5.1             Opinion and Consent of Dewey Ballantine LLP with
                respect to the legality of the securities being
                registered                                                           Page 7
23.1            Consent of Dewey Ballantine LLP (contained in                          --
                their opinion filed herewith as Exhibit 5.1)
23.2            Consent of PricewaterhouseCoopers LLP                                Page 8
24.1            Power of Attorney of directors and certain
                officers of the Company (included in Signature
                Page)                                                                  --

Item 9.   Undertakings.

a)        The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii)     To reflect in the prospectus any facts or events arising after the effective date of the  registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
                           "Calculation of registration Fee" table in the effective registration statement;

                  (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i)and (a)(1)(ii) do not apply if the registration statement is on Form
                  S-3, Form S-8 of Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of
         1933, each filing of the Registrant's annual report pursuant to Section 13(a)or Section 15(d)of the Securities Exchange
         Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the  Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or  controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction  the question whether such indemnification by it is against public policy as expressed in the Act and will be governed  by the final adjudication of such issue.

                                                              SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 27th day of May,
2003.

                                                     MEDIMMUNE, INC.

                                                     By:  /s/ David M. Mott
                                                          David M. Mott
                                                          Vice Chairman and Chief Executive Officer

                                                           POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE  PRESENTS,  that each of the persons  whose names appear below  constitute  and appoint  David M. Mott and
Gregory S. Patrick, and each of them, as his or her true and lawful  attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this  Registration  Statement,  and to file the same,  together  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and  Exchange  Commission,  and such other  agencies,  offices  and  persons as may be required by applicable law,  granting unto said  attorney-in-fact  and agent,  full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises,  as fully to all intents and purposes as he or she might or could do in person,  hereby ratifying and confirming all that each said  attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration  Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Capacity                        Date
               ---------                                       --------                        ----

/s/ Wayne T. Hockmeyer, Ph.D.
Wayne T. Hockmeyer, Ph.D.                Chairman and Director                                 May 27, 2003

/s/ David M. Mott                        Vice Chairman and Chief Executive Officer and
David M. Mott                            Director (Principal Executive Officer)                May 27, 2003

/s/ Melvin D. Booth
Melvin D. Booth                          President and Chief Operating Officer and Director    May 27, 2003

/s/ Franklin H. Top, Jr., M.D.           Executive Vice President, Medical Director and
Franklin H. Top, Jr., M.D.               Director                                              May 27, 2003

/s/ M. James Barrett, Ph.D.
M. James Barrett, Ph.D.                  Director                                              May 27, 2003

/s/ James H. Cavanaugh, Ph.D.
James H. Cavanaugh, Ph.D.                Director                                              May 27, 2003

/s/ Gordon S. Macklin
Gordon S. Macklin                        Director                                              May 27, 2003

/s/ Barbara Hackman Franklin
Barbara Hackman Franklin                 Director                                              May 27, 2003

/s/ Elizabeth H.S. Wyatt
Elizabeth H.S. Wyatt                     Director                                              May 27, 2003

/s/ Gregory S. Patrick                   Senior Vice President and Chief Financial Officer
Gregory S. Patrick                       Principal Financial Officer and Principal
                                         Accounting Officer)                                   May 27, 2003

Exhibits Index

Exhibit
Number             Description                                           Sequentially Numbered Page No.
-------            -----------                                           ------------------------------
4.1             2003 Non-Employee Directors Stock Option Plan
                (attached as Exhibit A to the Company's
                Definitive Proxy Statement filed with the
                Commission on April 17, 2003 and incorporated by                       --
                reference herein)
5.1             Opinion and Consent of Dewey Ballantine LLP with
                respect to the legality of the securities being
                registered                                                           Page 7
23.1            Consent of Dewey Ballantine LLP (contained in                          --
                their opinion filed herewith as Exhibit 5.1)
23.2            Consent of PricewaterhouseCoopers LLP                                Page 8
24.1            Power of Attorney of directors and certain
                officers of the Company (included in Signature
                Page)                                                                  --